EXHIBIT 5.1



                                December 26, 1996

Power Spectra, Inc.
919 Hermosa Avenue
Sunnyvale, California 94086

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined (i) the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Power Spectra, Inc., a California corporation (the "Company" or "you"), with the Securities and Exchange Commission on or about December 23, 1996 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 52,759 shares (the "Unissued Shares") of your Common Stock (the "Common Stock"), reserved for issuance under the Company's 1991 Director Stock Plan (the "Director Plan") and 297,241 shares of your Common Stock previously issued under such Director Plan (the "Previously Issued Shares") and (ii) the Prospectus to be dated on or about December 23, 1996 that relates to the Director Plan and to such Registration Statement pursuant to Rule 428(a)(1) promulgated under the Act (the "Prospectuses") and the Reoffered Prospectus that relates to the Previously Issued Shares and the Registration Statement pursuant to General Instruction C of Form S-8 under the Act (the "Reoffered Prospectus"). As your legal counsel, we have reviewed the actions proposed to be taken by you in connection with the proposed sale and issuance of the Shares by the Company under the Director Plan.

         With respect to the Unissued Shares, it is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken, by you prior to the issuance of the Shares pursuant to the Registration Statement, the Prospectus and the Director Plan, such shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, the Prospectus and any subsequent amendment thereto.

                                   Very truly yours,

                                   WILSON SONSINI GOODRICH & ROSATI
                                   Professional Corporation


                                   /s/ Wilson Sonsini Goodrich & Rosati